Exhibit 99.1

NEWS RELEASE

PHILIP MORRIS INTERNATIONAL INC. (PMI) REPORTS

2009 FIRST-QUARTER RESULTS

•	Reported diluted earnings per share of $0.74 versus $0.79 in 2008, including the items detailed on Schedules 4 and 9

•	Excluding currency, reported diluted earnings per share up 12.7%

•	Adjusted diluted earnings per share of $0.74 versus $0.80 in 2008, including the items detailed on Schedule 8

•	Excluding currency, adjusted diluted earnings per share up 11.3%

•	Reaffirms its forecast for 2009 full-year diluted earnings per share of $2.85 to $3.00. Excluding currency, diluted earnings per share are projected to increase by 10%-14%

•	Spent a total of $1.3 billion to repurchase 36.7 million shares of its common stock in the quarter

•	Declared a regular quarterly dividend of $0.54 during the quarter

NEW YORK, April 23, 2009 – Philip Morris International Inc. (NYSE / Euronext Paris: PM) today announced diluted earnings per share of $0.74 in the first quarter of 2009, down 6.3% from $0.79, including items detailed on the attached Schedule 4. Excluding currency, reported diluted earnings per share were up 12.7%. Adjusted diluted earnings per share were $0.74, down 7.5% from 2008 adjusted earnings per share of $0.80. Excluding currency, adjusted diluted earnings per share were up 11.3%.

“Our quarterly results met our expectations and demonstrate that our performance on a constant currency basis remains robust, with net revenues, operating companies income and earnings per share up 6.3%, 8.8% and 12.7%, respectively,” said Louis Camilleri, Chairman and Chief Executive Officer.

“While the economic crisis naturally causes continued uncertainty, these results, combined with the geographic expansion of the new Marlboro architecture, support our confidence in our ability to meet our constant currency growth targets in 2009 and beyond.”

Conference Call

A conference call, hosted by Hermann Waldemer, Chief Financial Officer, with members of the investment community and news media will be webcast at 9:00 a.m. Eastern Time on April 23, 2009. Access is available at www.pmintl.com.

Dividends and Share Repurchase Program

PMI declared a regular quarterly dividend of $0.54 during the first quarter of 2009, which represents an annualized rate of $2.16 per common share.

During the first quarter, PMI spent $1.3 billion to repurchase 36.7 million shares of its common stock. Since May 2008, when PMI began its previously-announced $13 billion, two-year share repurchase program, the company has spent a total of $6.7 billion to repurchase 143.5 million shares.

2009 Full-Year Forecast

PMI reaffirms its forecast for 2009 full-year diluted earnings per share of $2.85 to $3.00. Excluding currency, diluted earnings per share are projected to increase by 10%-14%. This guidance excludes the impact of any potential future acquisitions, asset impairment and exit cost charges, and any unusual events.

The factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to these projections.

2009 FIRST-QUARTER CONSOLIDATED RESULTS

Management reviews operating companies income (OCI), which is defined as operating income before corporate expenses and amortization of intangibles, to evaluate segment performance and to allocate resources. In the following discussion, the term “net revenues” refers to net revenues, excluding excise taxes, unless otherwise stated. Management also reviews OCI, operating margins and EPS on an adjusted basis, which may exclude the impact of currency and other items such as acquisitions or asset impairment and exit charges. Management believes it is appropriate to disclose these measures to help investors analyze business performance and trends. For a reconciliation of operating companies income to operating income, see the Condensed Statements of Earnings contained in this release. Reconciliations of adjusted measures to corresponding GAAP measures are also provided in this release. References to total international cigarette market, total cigarette market, total market and market shares are PMI estimates based on a number of sources. Comparisons are to the same prior-year period unless otherwise stated.

NET REVENUES

PMI Net Revenues* ($ Millions)

	First Quarter
	2009	2008	Change	Excl. Currency
European Union	$1,987	$2,246	(11.5)%	(0.4)%
Eastern Europe, Middle East & Africa	1,452	1,662	(12.6)%	6.1%
Asia	1,590	1,503	5.8%	9.0%
Latin America & Canada	568	510	11.4%	28.0%

Total PMI	$5,597	$5,921	(5.5)%	6.3%

*	Net revenues, excluding excise taxes.

Net revenues of $5.6 billion, were down 5.5% due to unfavorable currency of $697 million. Excluding currency, net revenues increased by 6.3%, primarily driven by favorable pricing of $358 million across all business segments, and the favorable impact of the Rothmans Inc., Canada acquisition, partly offset by unfavorable volume/mix in the EU, EEMA and Latin America & Canada Regions. Excluding currency and acquisitions, net revenues increased by 3.9%.

OPERATING COMPANIES INCOME

PMI Operating Companies Income ($ Millions)

	First Quarter
	2009	2008	Change	Excl. Currency
European Union	$967	$1,167	(17.1)%	(1.4)%
Eastern Europe, Middle East & Africa	586	680	(13.8)%	15.7%
Asia	661	550	20.2%	16.7%
Latin America & Canada	155	149	4.0%	27.5%

Total PMI	$2,369	$2,546	(7.0)%	8.8%

Reported operating companies income declined 7.0% to $2.4 billion, due to unfavorable currency of $401 million. Excluding currency and the favorable impact of the Rothmans Inc., Canada acquisition and the acquisition of the Interval and Petterøes trademarks, operating companies income was up 6.2%, driven by higher pricing, partly offset by unfavorable volume/mix.

Operating companies income declined 7.7% when adjusted for the impact of the items shown in the table below. Adjusted operating companies income margin was up 0.6 percentage points to 44.0%, excluding the impact of currency.

PMI Operating Companies Income ($ Millions)

	First Quarter
	2009	2008	Change
Reported Operating Companies Income	$2,369	$2,546	(7.0)%
Asset impairment and exit costs	1	23
Adjusted Operating Companies Income	$2,370	$2,569	(7.7)%
Adjusted OCI Margin*	42.3%	43.4%	(1.1	)pp

*	Margins are calculated as adjusted operating companies income, divided by net revenues, excluding excise taxes.

SHIPMENT VOLUME & MARKET SHARE

PMI Cigarette Shipment Volume by Segment (Million Units)

	First Quarter
	2009	2008	Change
European Union	54,940	57,051	(3.7)%
Eastern Europe, Middle East & Africa	67,678	67,874	(0.3)%
Asia	56,768	55,562	2.2%
Latin America & Canada	23,989	22,980	4.4%

Total PMI	203,375	203,467	0.0%

PMI’s cigarette shipment volume of 203.4 billion units was unchanged, with gains in Asia, driven by Indonesia and Korea, and Latin America & Canada, offset by declines primarily in the EU, particularly in Italy and Poland. On an organic basis, which excludes acquisitions, PMI’s cigarette shipment volume was down 1.1%. However, excluding the impact of one additional selling day in 2008 attributable to the leap year, PMI’s organic cigarette shipment volume was essentially flat.

Despite strong growth in Asia, total cigarette shipments of Marlboro of 71.1 billion units were down 2.4%, primarily due to market declines in the EU and EEMA, a 0.4 market share point erosion in the EU, a reduction in PMI Duty Free volume, reflecting the unfavorable impact of the global economy on travel, and a softening of the premium segment in Russia. Total cigarette shipments of L&M of 21.5 billion units were down 0.5%, with slight growth in Asia offset by a decline in the other regions. Driven by an increase in shipments in the EU, total cigarette shipments of Chesterfield grew 0.4%. Total cigarette shipments of Parliament also recorded growth, up 5.9%, driven by gains in EEMA and Asia. Total cigarette shipments of Virginia Slims declined 3.2%.

Total shipment volume of other tobacco products (OTP), in cigarette equivalent units, surged 39.4%, fueled by strong growth in France and Poland. Excluding acquisitions, shipment volume of OTP was up 12.9%. Total shipment volume for cigarettes and OTP was up 0.5%, and down 0.9% excluding acquisitions.

PMI’s market share performance improved in a number of markets, including Algeria, Argentina, Austria, Belgium, Brazil, Bulgaria, the Dominican Republic, Egypt, Hungary, Korea, Mexico, the Netherlands, the Philippines, Romania, Russia, Turkey and Ukraine.

EUROPEAN UNION (EU)

2009 First-Quarter Results

In the EU, net revenues declined by 11.5% to $2.0 billion, mainly due to unfavorable currency of $251 million. Excluding the impact of currency and acquisitions, net revenues decreased by 1.1%, primarily reflecting unfavorable volume/mix, due mainly to a lower total cigarette market. The decline was partially offset by higher net revenues in the Czech Republic, driven by a favorable comparison with 2008, and higher pricing of $70 million across many markets.

Operating companies income declined by 17.1% to $967 million, primarily due to unfavorable currency of $184 million. Excluding the impact of currency and acquisitions, operating companies income was down 2.3%, reflecting lower volume/mix in Germany and Poland, and increased expenditures in support of Marlboro portfolio initiatives, primarily Marlboro Gold Original, launched nationally in Austria, France, Germany and Italy.

Operating companies income declined 17.6% when adjusted for the impact of the items shown in the table below.

EU Operating Companies Income ($ Millions)

	First Quarter
	2009	2008	Change
Reported Operating Companies Income	$967	$1,167	(17.1)%
Asset impairment and exit costs	1	8
Adjusted Operating Companies Income	$968	$1,175	(17.6)%
Adjusted OCI Margin*	48.7%	52.3%	(3.6	) pp

*	Margins are calculated as adjusted operating companies income, divided by net revenues, excluding excise taxes.

The total cigarette market in the EU declined by 3.9%. Adjusted for the favorable impact of the trade inventory distortion in the Czech Republic in anticipation of the January 2008 excise tax increase, the total cigarette market declined by 5.9%. The decline primarily reflects the impact of tax-driven price increases in Poland and lower retail trade inventories in Spain.

PMI’s cigarette shipment volume in the EU declined by 3.7%, reflecting a lower total market as described above, and lower share, primarily in Italy and Poland, partially offset by distributor inventory adjustments and higher shipments in the Czech Republic reflecting a favorable comparison with 2008.

PMI’s market share in the EU was down 0.3 points to 38.4% as market share gains, primarily in Austria, Belgium, Hungary and the Netherlands, were offset by share declines in Italy and Poland. Marlboro’s share in the EU was down 0.4 points.

In the Czech Republic, total industry shipments were up over 100%, reflecting 2007 trade inventory movements, in anticipation of the January 2008 excise tax increase, which were not repeated prior to the first quarter of 2009. Adjusted for this distortion, the total market is estimated to have declined 13.5%, due to tax-driven price increases in the third quarter of 2008, and market share remained essentially flat at approximately 53%. PMI’s shipments were up approximately 85%.

In France, the total cigarette market was up 1.7%. PMI’s shipments were up 0.9% and market share was essentially flat at 41.0%, reflecting higher share for the Philip Morris brand, Chesterfield and L&M, partially offset by Marlboro, down 0.8 points to 26.9%, in line with its share in the fourth quarter of 2008.

In Germany, the total cigarette market was down 2.9%, partly due to trade inventory movements in December 2008. PMI’s shipments were down 3.1% and market share was essentially flat at 35.8%, mainly reflecting higher share for L&M, offset by lower Marlboro share, down 0.6 share points to 23.0%.

In Italy, the total market was down 3.6%, partly due to the impact of price increases in 2008 and January 2009. PMI’s shipments declined 5.4%, reflecting adverse distributor inventory adjustments, and market share declined 1.0 share point to 53.6%, partially due to trade inventory movements of competitive brands. Marlboro’s share was down 0.2 share points to 21.9%.

In Poland, the total cigarette market was down 15.9%, primarily reflecting the impact of the 2008 EU tax harmonization-driven price increases. PMI’s shipments declined 23.6% and market share declined 3.5 points to 34.9%, primarily reflecting the share loss incurred by PMI’s low-price brands. Marlboro share was down 0.4 points to 8.0%.

In Spain, the total market was down by 10.0%, primarily due to a one-off reduction of retail trade inventories driven by working capital requirements. PMI’s shipments were down 4.0%, reflecting the lower total market, partially offset by favorable timing of shipments and distributor inventory levels compared to the first quarter of 2008. PMI’s market share was essentially flat at 31.8%, mainly reflecting higher share for L&M, offset by lower Marlboro share, down 0.5 points to 15.6%.

EASTERN EUROPE, MIDDLE EAST & AFRICA (EEMA)

2009 First-Quarter Results

In EEMA, net revenues decreased by 12.6% to $1.5 billion, due to unfavorable currency of $312 million. Excluding currency, net revenues grew 6.1%, driven by favorable pricing of $126 million, primarily in Russia and Ukraine.

Operating companies income decreased 13.8% to $586 million, due to unfavorable currency of $201 million. Excluding the impact of currency, operating companies income was up a robust 15.7%, driven by strong growth in profitability in Russia, Turkey and Ukraine, mainly due to higher pricing.

Operating companies income declined 14.0% when adjusted for the impact of the items shown in the table below.

EEMA Operating Companies Income ($ Millions)

	First Quarter
	2009	2008	Change
Reported Operating Companies Income	$586	$680	(13.8)%
Asset impairment and exit costs	0	1
Adjusted Operating Companies Income	$586	$681	(14.0)%
Adjusted OCI Margin*	40.4%	41.0%	(0.6	) pp

*	Margins are calculated as adjusted operating companies income, divided by net revenues, excluding excise taxes.

PMI’s cigarette shipment volume decreased 0.3%, due in part to PMI Duty Free, reflecting the unfavorable impact of the global economy on travel, and Serbia, mainly reflecting the reduction of trade inventories following the January 2009 tax increase and a lower total market. This decline was partially offset by increased cigarette shipment volume in Egypt and Turkey.

In Russia, PMI’s shipment volume was essentially unchanged. Shipment volume of PMI’s premium portfolio was down 6.0%, primarily due to a decline in Marlboro of 14.8%, reflecting signs of down-trading from the premium segment, partially offset by an increase in super-premium Parliament of 5.1%. In the mid-price segment, shipment volume of Chesterfield was down by 6.8%. In the low-price segment, shipment volume of Bond Street was up by 27.7%. According to a new retail audit panel implemented with AC Nielsen this year, which more accurately reflects the coverage of the market, PMI’s market share of 25.1% was up 0.3 points. Parliament, in the super-premium segment, was up 0.2 share points and Marlboro, in the premium segment, was essentially flat. A share decline in the mid-price segment, mainly due to L&M, was offset by share gains within the value and low-price segment, primarily led by Bond Street.

In Turkey, PMI’s shipment volume was up 3.3%, fueled by strong double-digit growth of Parliament and the success of Lark Blue, launched in the fourth-quarter of 2008. Total PMI market share of 42.4% grew 1.6 points, driven by the strong performance of Parliament, up 1.7 share points.

In Ukraine, PMI’s shipment volume was up 0.7% and market share rose 1.1 share points to 35.8%, reflecting Marlboro, Parliament and Chesterfield share gains.

ASIA

2009 First-Quarter Results

In Asia, net revenues increased by 5.8% to reach $1.6 billion, despite unfavorable currency of $49 million. Excluding the impact of currency, net revenues grew 9.0%, driven by favorable pricing of $110 million.

Operating companies income grew 20.2% to reach $661 million, primarily fueled by higher pricing in Australia, Indonesia, Pakistan, and the Philippines. Excluding the impact of currency, operating companies income grew 16.7%.

Operating companies income grew 17.2% when adjusted for the impact of the items shown in the table below.

Asia Operating Companies Income ($ Millions)

	First Quarter
	2009	2008	Change
Reported Operating Companies Income	$661	$550	20.2%
Asset impairment and exit costs	0	14
Adjusted Operating Companies Income	$661	$564	17.2%
Adjusted OCI Margin*	41.6%	37.5%	4.1 pp

*	Margins are calculated as adjusted operating companies income, divided by net revenues, excluding excise taxes.

PMI’s cigarette shipment volume increased by 2.2%, mainly due to favorable inventory movements in Japan and gains in Indonesia, Korea and Pakistan. Excluding the inventory movement in Japan, shipment volume was up by 0.8%. Shipment volume of Marlboro grew by 10.6%, reflecting inventory movements in Japan and growth across the region. Adjusted for the inventory distortion in Japan, Marlboro volume grew by 2.8%.

In Indonesia, PMI’s shipment volume rose by 2.8%, in line with estimated industry growth. Marlboro’s cigarette volume increased by 11.0%, helped by the launch of Marlboro Black Menthol in March. Bolstered by the continuing strong performance of A Volution, the first super slims kretek in the Indonesian market, the A Mild brand family has established itself as Indonesia’s fastest- growing major cigarette brand franchise with shipment volume up by 12.5%.

In Japan, the total cigarette market declined by 5.5%. Adjusting for various factors, including the impact of the nationwide implementation of vending machine age verification in July 2008 and trade inventory movements, the total market is estimated to have declined by approximately 4.0%. PMI’s shipments were down by 0.2%, primarily due to the total market decline and the impact of the vending machine age verification mentioned above, partially offset by favorable inventory movements. Although PMI’s market share of 23.9% was essentially flat, market share of Marlboro increased by 0.5 points to 10.4%, driven by the August 2008 launch of Marlboro Black Menthol and the November 2008 launch of Marlboro Filter Plus One. Share of Lark was down 0.1 share point to 6.5%, partly impacted by the introduction of the higher-margin Marlboro Black Menthol. In March 2009, Lark Classic Milds was rolled out nationally, and Lark Mint Splash was introduced in test market in East Japan.

In Korea, the total market was up slightly by 0.1%. PMI’s shipment volume surged 25.6%, driven by market share increases. PMI’s market share reached 13.8%, up 2.8 points, driven by strong performances from Marlboro, up 1.2 share points, Parliament, up 1.2 share points, and Virginia Slims, up 0.4 share points.

LATIN AMERICA & CANADA

2009 First-Quarter Results

In Latin America & Canada, net revenues increased by 11.4% to reach $568 million, despite unfavorable currency of $85 million, primarily driven by the Rothmans Inc., Canada acquisition and higher pricing of $52 million. Excluding the impact of currency and the Canadian acquisition, net revenues increased by 3.7%.

Operating companies income increased by 4.0% to $155 million, driven by the favorable impact of the Canadian acquisition of $55 million, partially offset by unfavorable currency of $35 million. Excluding the impact of currency and the Canadian acquisition, operating companies income declined by 9.4%.

Latin America & Canada Operating Companies Income ($ Millions)

	First Quarter
	2009	2008	Change
Reported Operating Companies Income	$155	$149	4.0%
Asset impairment and exit costs	0	0
Adjusted Operating Companies Income	$155	$149	4.0%
Adjusted OCI Margin*	27.3%	29.2%	(1.9	) pp

*	Margins are calculated as adjusted operating companies income, divided by net revenues, excluding excise taxes.

Cigarette shipment volume of 24.0 billion units increased by 4.4%, reflecting the Canadian acquisition. Excluding acquisition volume, shipments decreased by 4.7% due to lower shipments in Colombia and Mexico.

In Argentina, PMI’s cigarette shipment volume increased 1.2% and our three-month moving average market share through the end of January increased 2.7 points to 72.2%, fueled by the Philip Morris brand, up 2.8 share points. Marlboro’s share was stable.

In Canada, the total cigarette market was down 2.0%. PMI’s cigarette shipment volume was essentially flat and market share on a pro forma basis grew 1.1 point to 33.9%, led by Belmont, up 0.2 points, and Accord, up 1.9 points.

In Mexico, the total cigarette market was down 7.7%, reflecting the impact of tax-driven price increases in January and December 2008 and related trade inventory movements in the fourth quarter of 2008. Although PMI’s cigarette shipment volume declined 4.6%, market share increased 2.3 points to 69.2%, fueled by Delicados, up 1.9 points.

Philip Morris International Inc. Profile

Philip Morris International Inc. (PMI) is the leading international tobacco company, with seven of the world’s top 15 brands, including Marlboro, the number one cigarette brand worldwide. PMI has more than 75,000 employees and its products are sold in approximately 160 countries. In 2008, the company held an estimated 15.6% share of the total international cigarette market outside of the U.S. For more information, see www.pmintl.com.

Trademarks and service marks mentioned in this release are the property of, or licensed by, the subsidiaries of Philip Morris International Inc.

Forward-Looking and Cautionary Statements

This press release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results and outcomes to differ materially from those contained in such forward-looking statements.

Philip Morris International Inc. and its tobacco subsidiaries (PMI) are subject to intense price competition; changes in consumer preferences and demand for their products; fluctuations in levels of customer inventories; increases in raw material costs; the effects of foreign economies and local economic and market conditions; unfavorable currency movements and changes to income tax laws. Their results are dependent upon their continued ability to promote brand equity successfully; to anticipate and respond to new consumer trends; to develop new products and markets and to broaden brand portfolios in order to compete effectively; and to improve productivity.

PMI is also subject to legislation and governmental regulation, including actual and potential excise tax increases; discriminatory excise tax structures; increasing marketing and regulatory restrictions; the effects of price increases related to excise tax increases on consumption rates and consumer preferences within price segments; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; privately imposed smoking restrictions; and governmental investigations.

PMI is subject to litigation, including risks associated with adverse jury and judicial determinations, and courts reaching conclusions at variance with the company’s understanding of applicable law.

PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-K for the year ended December 31, 2008. PMI cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make, except in the normal course of its public disclosure obligations.

Contact:	Investor Relations

New York: +1 (917) 663 2233

Lausanne: +41 (0)58 242 4666

Schedule 1

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Condensed Statements of Earnings

For the Quarters Ended March 31,

(in millions, except per share data)

(Unaudited)

	2009	2008(1)	% Change

Net revenues	$13,286	$14,354	(7.4) %
Cost of sales	1,971	2,181	(9.6) %
Excise taxes on products (2)	7,689	8,433	(8.8) %

Gross profit	3,626	3,740	(3.0) %
Marketing, administration and research costs	1,256	1,171
Asset impairment and exit costs	1	23

Operating companies income	2,369	2,546	(7.0) %
Amortization of intangibles	15	9
General corporate expenses	34	13

Operating income	2,320	2,524	(8.1) %
Interest expense, net	158	75

Earnings before income taxes	2,162	2,449	(11.7) %
Provision for income taxes	645	725	(11.0) %

Net earnings	1,517	1,724	(12.0) %
Net earnings attributable to noncontrolling interests	41	51

Net earnings attributable to PMI	$1,476	$1,673	(11.8) %

Per share data:
Basic earnings per share	$0.74	$0.79	(6.3) %

Diluted earnings per share	$0.74	$0.79	(6.3) %

(1) As discussed in Note 1. Background and Basis of Presentation of our 2008 consolidated financial statements which appears in our Annual Report on Form 10-K, prior to 2008, certain of our subsidiaries reported their results up to ten days before the end of December, rather than on December 31. During 2008, these subsidiaries moved to a December 31 closing date. As a result, certain amounts in the first quarter of 2008 were revised to reflect this change.

(2) The segment detail of excise taxes on products sold for the quarters ended March 31, 2009 and 2008 is shown on Schedule 2.

Schedule 2

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Selected Financial Data by Business Segment

For the Quarters Ended March 31,

(in millions)

(Unaudited)

		Net Revenues Excluding Excise Taxes

		European Union	EEMA	Asia	Latin America & Canada	Total

2009	Net Revenues (2)	$6,050	$2,831	$2,857	$1,548	$13,286
	Excise Taxes on Products	(4,063)	(1,379)	(1,267)	(980)	(7,689)

	Net Revenues excluding Excise Taxes	1,987	1,452	1,590	568	5,597

2008 (1)	Net Revenues	$6,697	$3,283	$2,976	$1,398	$14,354
	Excise Taxes on Products	(4,451)	(1,621)	(1,473)	(888)	(8,433)

	Net Revenues excluding Excise Taxes	2,246	1,662	1,503	510	5,921

Variance	Currency	(251)	(312)	(49)	(85)	(697)
	Acquisitions	16	-	-	124	140
	Operations	(24)	102	136	19	233

	Variance Total	(259)	(210)	87	58	(324)
	Variance Total (%)	(11.5)%	(12.6)%	5.8%	11.4%	(5.5)%

	Variance excluding Currency	(8)	102	136	143	373
	Variance excluding Currency (%)	(0.4)%	6.1%	9.0%	28.0%	6.3%

	Variance excluding Currency & Acquisitions	(24)	102	136	19	233
	Variance excluding Currency & Acquisitions (%)	(1.1)%	6.1%	9.0%	3.7%	3.9%

(1)    As discussed in Note 1. Background and Basis of Presentation of our 2008 consolidated financial statements which appears in our Annual Report on Form 10-K, prior to 2008, certain of our subsidiaries reported their results up to ten days before the end of December, rather than on December 31. During 2008, these subsidiaries moved to a December 31 closing date. As a result, certain amounts in the first quarter of 2008 were revised to reflect this change.

(2) 2009 Currency decreased net revenues as follows:
	European Union	$(787)
	EEMA	(714)
	Asia	(367)
	Latin America & Canada	(240)

		$(2,108)

Schedule 3

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Selected Financial Data by Business Segment

For the Quarters Ended March 31,

(in millions)

(Unaudited)

	Operating Companies Income
	European Union	EEMA	Asia	Latin America & Canada	Total

2009	$967	$586	$661	$155	$2,369
2008(1)	1,167	680	550	149	2,546
% Change	(17.1)%	(13.8)%	20.2%	4.0%	(7.0)%

Reconciliation:
For the quarter ended March 31, 2008(1)	$1,167	$680	$550	$149	$2,546

Asset impairment and exit costs - 2008	8	1	14	-	23
Asset impairment and exit costs - 2009	(1)	-	-	-	(1)

Acquired businesses	11	-	-	55	66
Currency	(184)	(201)	19	(35)	(401)
Operations	(34)	106	78	(14)	136

For the quarter ended March 31, 2009	$967	$586	$661	$155	$2,369

(1)    As discussed in Note 1. Background and Basis of Presentation of our 2008 consolidated financial statements which appears in our Annual Report on Form 10-K, prior to 2008, certain of our subsidiaries reported their results up to ten days before the end of December, rather than on December 31. During 2008, these subsidiaries moved to a December 31 closing date. As a result, certain amounts in the first quarter of 2008 were revised to reflect this change.

Schedule 4

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Net Earnings Attributable to PMI and Diluted Earnings Per Share

For the Quarters Ended March 31,

($ in millions, except per share data)

(Unaudited)

	Net Earnings Attributable to PMI		Diluted E.P.S.

2009 Net Earnings Attributable to PMI	$1,476		$0.74
2008 Net Earnings Attributable to PMI(1)	$1,673		$0.79
% Change	(11.8	) %	(6.3	) %

Reconciliation:
2008 Net Earnings Attributable to PMI (1)	$1,673		$0.79

Special Items:
2008 Asset impairment and exit costs	19		0.01
2009 Asset impairment and exit costs	(1)		—

Currency	(324)		(0.15)
Interest	(58)		(0.03)
Change in tax rate	(8)		—
Impact of lower shares outstanding and share-based payments			0.04
Operations	175		0.08

2009 Net Earnings Attributable to PMI	$1,476		$0.74

(1)    As discussed in Note 1. Background and Basis of Presentation of our 2008 consolidated financial statements which appears in our Annual Report on Form 10-K, prior to 2008, certain of our subsidiaries reported their results up to ten days before the end of December, rather than on December 31. During 2008, these subsidiaries moved to a December 31 closing date. As a result, certain amounts in the first quarter of 2008 were revised to reflect this change.

Schedule 5

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Condensed Balance Sheets

(in millions, except ratios)

(Unaudited)

	March 31, 2009	December 31, 2008
Assets
Cash and cash equivalents	$2,361	$1,531
All other current assets	11,279	13,408
Property, plant and equipment, net	5,752	6,348
Goodwill	7,646	8,015
Other intangible assets, net	3,169	3,084
Other assets	537	586

Total assets	$30,744	$32,972

Liabilities and Stockholders’ Equity
Short-term borrowings	$722	$375
Current portion of long-term debt	191	209
All other current liabilities	7,222	9,560
Long-term debt	13,144	11,377
Deferred income taxes	1,458	1,401
Other long-term liabilities	1,855	2,146

Total liabilities	24,592	25,068
Total PMI stockholders’ equity	5,906	7,500
Noncontrolling interests	246	404

Total stockholders’ equity	6,152	7,904

Total liabilities and stockholders’ equity	$30,744	$32,972

Total debt	$14,057	$11,961
Total debt/equity ratio	2.28	1.51

Schedule 6

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Adjustments for the Impact of Currency and Acquisitions

For the Quarters Ended March 31,

(in millions)

(Unaudited)

2009								2008 (1)			% Change on Reported Net Revenues excluding Excise Taxes
Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Less Currency	Reported Net Revenues excluding Excise Taxes & Currency	Less Acquisi- tions	Reported Net Revenues excluding Excise Taxes, Currency & Acquisitions		Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions

$6,050	$(4,063)	$1,987	$(251)	$2,238	$16	$2,222	European Union	$6,697	$(4,451)	$2,246	(11.5)%	(0.4)%	(1.1)%
2,831	(1,379)	1,452	(312)	1,764	-	1,764	EEMA	3,283	(1,621)	1,662	(12.6)%	6.1%	6.1%
2,857	(1,267)	1,590	(49)	1,639	-	1,639	Asia	2,976	(1,473)	1,503	5.8%	9.0%	9.0%
1,548	(980)	568	(85)	653	124	529	Latin America & Canada	1,398	(888)	510	11.4%	28.0%	3.7%

$13,286	$(7,689)	$5,597	$(697)	$6,294	$140	$6,154	PMI Total	$14,354	$(8,433)	$5,921	(5.5)%	6.3%	3.9%

2009								2008 (1)			% Change on Reported Operating Companies Income
Reported Operating Companies Income			Less Currency	Reported Operating Companies Income excluding Currency	Less Acquisi- tions	Reported Operating Companies Income excluding Currency & Acqusitions				Reported Operating Companies Income	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions

$967			$(184)	$1,151	$11	$1,140	European Union			$1,167	(17.1)%	(1.4)%	(2.3)%
586			(201)	787	-	787	EEMA			680	(13.8)%	15.7%	15.7%
661			19	642	-	642	Asia			550	20.2%	16.7%	16.7%
155			(35)	190	55	135	Latin America & Canada			149	4.0%	27.5%	(9.4)%

$2,369			$(401)	$2,770	$66	$2,704	PMI Total			$2,546	(7.0)%	8.8%	6.2%

(1)    As discussed in Note 1. Background and Basis of Presentation of our 2008 consolidated financial statements which appears in our Annual Report on Form 10-K, prior to 2008, certain of our subsidiaries reported their results up to ten days before the end of December, rather than on December 31. During 2008, these subsidiaries moved to a December 31 closing date. As a result, certain amounts in the first quarter of 2008 were revised to reflect this change.

Schedule 7

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Operating Companies Income to Adjusted Operating Companies Income

For the Quarters Ended March 31,

(in millions)

(Unaudited)

2009								2008 (1)			% Change on Adjusted Operating Companies Income
Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisi- tions	Adjusted Operating Companies Income excluding Currency & Acqusitions		Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency	Adjusted excluding Currency & Acquisitions

$967	$(1)	$968	$(184)	$1,152	$11	$1,141	European Union	$1,167	$(8)	$1,175	(17.6)%	(2.0)%	(2.9)%
586	-	586	(201)	787	-	787	EEMA	680	(1)	681	(14.0)%	15.6%	15.6%
661	-	661	19	642	-	642	Asia	550	(14)	564	17.2%	13.8%	13.8%
155	-	155	(35)	190	55	135	Latin America & Canada	149	-	149	4.0%	27.5%	(9.4)%

$2,369	$(1)	$2,370	$(401)	$2,771	$66	$2,705	PMI Total	$2,546	$(23)	$2,569	(7.7)%	7.9%	5.3%

(1)    As discussed in Note 1. Background and Basis of Presentation of our 2008 consolidated financial statements which appears in our Annual Report on Form 10-K, prior to 2008, certain of our subsidiaries reported their results up to ten days before the end of December, rather than on December 31. During 2008, these subsidiaries moved to a December 31 closing date. As a result, certain amounts in the first quarter of 2008 were revised to reflect this change.

Schedule 8

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, Excluding Currency

For the Quarters Ended March 31,

(Unaudited)

	2009	2008	% Change

Reported Diluted EPS(1)	$0.74	$0.79	(6.3)%

Adjustments:
Asset impairment and exit costs	-	0.01

Adjusted Diluted EPS	$0.74	$0.80	(7.5)%

Add:
Currency Impact	0.15

Adjusted Diluted EPS, Excluding Currency	$0.89	$0.80	11.3%

(1)    As discussed in Note 1. Background and Basis of Presentation of our 2008 consolidated financial statements which appears in our Annual Report on Form 10-K, prior to 2008, certain of our subsidiaries reported their results up to ten days before the end of December, rather than on December 31. During 2008, these subsidiaries moved to a December 31 closing date. As a result, certain amounts in the first quarter of 2008 were revised to reflect this change.

Schedule 9

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Diluted EPS to Reported Diluted EPS, Excluding Currency

For the Quarters Ended March 31,

(Unaudited)

	2009	2008	% Change

Reported Diluted EPS(1)	$0.74	$0.79	(6.3)%

Add:
Currency Impact	0.15

Reported Diluted EPS, Excluding Currency	$0.89	$0.79	12.7%

(1)    As discussed in Note 1. Background and Basis of Presentation of our 2008 consolidated financial statements which appears in our Annual Report on Form 10-K, prior to 2008, certain of our subsidiaries reported their results up to ten days before the end of December, rather than on December 31. During 2008, these subsidiaries moved to a December 31 closing date. As a result, certain amounts in the first quarter of 2008 were revised to reflect this change.